Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

CINEDIGM CORP.

ADOPTED February 28, 2023

BY-LAWS

OF

CINEDIGM CORP.

TABLE OF CONTENTS

Page

ARTICLE I MEETINGS OF STOCKHOLDERS 1

Section 1.1 Place of Meetings 1

Section 1.2 Annual Meetings 1

Section 1.3 Special Meetings 1

Section 1.4 Notice of Meetings 1

Section 1.5 Record Date for Meeting of Stockholders 1

Section 1.6 Action by Consent 1

Section 1.7 Record Date for Action By Stockholder Consent 2

Section 1.8 Action by Stockholder Consent Not Solicited by the Board of Directors 3

Section 1.9 Quorum and Voting 3

Section 1.10 Conduct of Stockholder Meetings 3

Section 1.11 Inspectors of Election 4

Section 1.12 Notice of Stockholder Business and Nominations 4

ARTICLE II DIRECTORS 9

Section 2.1 Powers of Directors 9

Section 2.2 Number, Election and Term of Office 9

Section 2.3 Vacancies 9

Section 2.4 Meetings of Directors 10

Section 2.5 Board Action by Consent 10

Section 2.6 Telephone Participation in Meetings 10

Section 2.7 Committees of Directors 10

Section 2.8 Compensation 10

ARTICLE III OFFICERS 11

Section 3.1 Officers 11

Section 3.2 President 11

Section 3.3 Vice President 11

Section 3.4 Secretary 11

Section 3.5 Treasurer 11

Section 3.6 Other Officers and Assistant Officers 11

Section 3.7 Term and Compensation 12

ARTICLE IV INDEMNIFICATION 12

Section 4.1 Directors and Officers 12

Section 4.2 Payment of Expenses 12

Section 4.3 Permissive Indemnification and Advancement of Expenses 12

Section 4.4 Basis of Rights; Other Rights 13

Section 4.5 Determination of Indemnification 13

Section 4.6 Insurance 13

Section 4.7 Powers of the Board 13

Section 4.8 Definition - Corporation 14

Section 4.9 Definition - Authorized Representative 14

Section 4.10 Claims 14

ARTICLE V SHARES OF CAPITAL STOCK 14

Section 5.1 Issuance of Stock 14

Section 5.2 Stock Certificates 14

Section 5.3 Transfer of Stock 14

Section 5.4 Lost, Stolen, Destroyed, or Mutilated Certificates 15

Section 5.5 Regulations 15

Section 5.6 Holders of Record 15

Section 5.7 Restriction on Transfer 15

ARTICLE VI GENERAL PROVISIONS 15

Section 6.1 Corporate Seal 15

Section 6.2 Fiscal Year 15

Section 6.3 Authorization 15

Section 6.4 Financial Reports 15

Section 6.5 Effect of By-laws 15

ARTICLE VII AMENDMENTS 16

ARTICLE VIII FORUM SELECTION 16

BY-LAWS

OF

CINEDIGM CORP.

__________________

ARTICLE I

MEETINGS OF STOCKHOLDERS
Section 1.1
Place of Meetings. Meetings of the stockholders shall be held at such place, if any, within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.
Section 1.2
Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated by the Board of Directors. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 1.3
Special Meetings. Special meetings may be called at any time by the President or the Board of Directors. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 1.4
Notice of Meetings. A notice stating the place, if any, date, and hour of each meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless otherwise required by law in a particular case.
Section 1.5
Record Date for Meeting of Stockholders. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date.
Section 1.6
Action by Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”). Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders entitled to notice of such action in accordance with the DGCL.
Section 1.7
Record Date for Action By Stockholder Consent. In order to determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors shall be entitled to fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such written notice must set forth as to each action that the stockholder proposes to take by consent (a) the text of the proposal (including the text of any resolutions to be adopted by consent), (b) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and (c) the number of shares of each class or series of capital stock of the Corporation that are owned beneficially (and proof of any such beneficial ownership) or of record by such stockholder or such beneficial owner. If the proposed action by consent involves the election of directors, the notice shall set forth all information that is required to be disclosed in solicitations of proxies for election of directors, including information about the stockholder (and, if applicable, the beneficial owner) setting forth the proposal and each nominee whom the stockholder proposes to elect, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (including the nominees’ written consent to being named in the proxy or information statement as a potential director and to serving as a director if elected). During the ten (10) day period following the date of receipt of the notice required under this Section 1.7, the Corporation may require the stockholder and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

The Board of Directors shall be entitled to adopt promptly a resolution fixing the record date; provided that if the Board of Directors determines to so fix a record date it must adopt such resolution within ten (10) days after the date on which the request is received. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed by the DGCL within 60 days of the first date on which a consent is so delivered to the Corporation.

Section 1.8
Action by Stockholder Consent Not Solicited by the Board of Directors. In the event of the delivery, in the manner provided by Section 1.7 and applicable law, to the Corporation of consent or consents to take corporate action which has not been solicited or recommended by the Board of Directors, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and any revocations. For the purpose of permitting the inspectors to perform such review, no such action by consent shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 1.7 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 1.8 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 1.9
Quorum and Voting. The holders of at least one-third of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings or the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, a quorum shall not be present, the chairman of the meeting or the stockholders so present, by the affirmative vote of the holders of a majority in voting power of the shares of the Corporation which are present in person or by proxy and entitled to vote thereon, shall have power to adjourn the meeting from time to time in any manner permitted by the DGCL. At such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person or to authorize another person or person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Unless otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. Unless a different or minimum vote is required by the Certificate of Incorporation, by these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, all matters coming before any meeting of the stockholders shall be decided by a majority of the votes cast by the holders of the outstanding shares of stock present in person or represented by proxy at such meeting, a quorum being present.
Section 1.10
Conduct of Stockholder Meetings. The Board of Directors shall appoint a chairman of the meeting of stockholders, or if no such chairman is appointed prior to the meeting, the Chairman of the Board shall serve as the chairman of the meeting. The order of business at each meeting of stockholders shall be as determined by the chairman of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business for the meeting, the establishment of rules and procedures for the maintenance of order and safety, limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, limitations on the time allotted to presenting proposals or to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine, shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.
Section 1.11
Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may (unless otherwise required by applicable law) be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or authorized committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in any proxy statement and accompanying proxy card and to serving as a director if elected, (iii) a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made and (iv) a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, including any shares of any class or series of capital stock of the Corporation as to which such stockholder and such beneficial owner or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any other person (each of the foregoing, a “Stockholder Associated Person”), including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and/or (C) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (viii) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (ix) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, and (x) a description of any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (c)(iv); and (d) the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s). The foregoing notice requirements of this paragraph (A) of this Section 1.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.12 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any authorized committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, at any meeting of stockholders the chairman of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these

By-laws, unless otherwise required by law, if any stockholder or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(2) For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.12; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 1.12, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals other than nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (given pursuant to paragraph (A)(1) of this Section 1.12 or paragraph (B) of this Section 1.12, as applicable) shall promptly update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to clauses (A)(2)(a), (b), (c)(i)-(iv), (vii)-(x) and (d) of this Section 1.12 shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of any update and supplement required to be made as of any record date for the meeting that is at least ten (10) days prior to the meeting, not later than five (5) days after such record date for the meeting and (ii) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1.12(C)(4) or any other section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these By-laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these By-laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

ARTICLE II

DIRECTORS
Section 2.1
Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute or the Certificate of Incorporation directed to be exercised or performed by the stockholders.
Section 2.2
Number, Election and Term of Office. The Board of Directors shall consist of not less than two (2) nor more than twelve (12) members as fixed from time to time by the Board of Directors. Directors need not be stockholders of the Corporation. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon notice in writing or by electronic transmission to the Corporation.
Section 2.3
Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Section 2.4
Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the President or any director by giving at least 24 hours’ notice to each director. Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.5
Board Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee.
Section 2.6
Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.7
Committees of Directors. The Board of Directors may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law or provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than the election or removal of directors), or (ii) adopt, amend or repeal any bylaw of the Corporation.
Section 2.8
Compensation. The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE III

OFFICERS
Section 3.1
Officers. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and, if the Board of Directors has not designated a chairman pursuant to Section 1.10 of these By-laws, of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.
Section 3.2
President. The President shall be the chief executive officer of the Corporation, and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the President (if also a director) shall preside at meetings of the Board of Directors.
Section 3.3
Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the President.
Section 3.4
Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.
Section 3.5
Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.
Section 3.6
Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.
Section 3.7
Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.
ARTICLE IV

INDEMNIFICATION
Section 4.1
Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director and officer of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 4.10, the Corporation shall be required to indemnify such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors.
Section 4.2
Payment of Expenses. The Corporation shall pay expenses (including attorneys’ fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer in his capacity as a director or officer of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts in advance if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation because he has not met the standard or conduct set further in the first sentence of Section 4.5 hereof.

Section 4.3
Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee, agent, or authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Subject to Section 4.2 hereof, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person in defending any action, suit or proceeding referred to in this Section 4.3 in advance of the final disposition of such action, suit or proceeding.
Section 4.4
. Basis of Rights; Other Rights. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 4.5
Determination of Indemnification. Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided however, that, to the extent that a director or officer has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses actually reasonably incurred by such director or officer in connection therewith. Such determination shall be made (1) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 4.6
Insurance. The Corporation shall purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director’s or officer’s status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such persons against such liability under the provisions of this Article.
Section 4.7
Powers of the Board. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article IV.
Section 4.8
Definition - Corporation. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
Section 4.9
Definition - Authorized Representative. For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.
Section 4.10
Claims. If a claim for indemnification under this Article IV (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by a person seeking indemnification pursuant to this Article IV, or if a claim for any advancement of expenses under this Article IV is not paid in full within 30 days after the Corporation has received a statement or statements from a person seeking advancement of expenses pursuant to this Article IV requesting such amounts to be advanced, such person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, such person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.
ARTICLE V

SHARES OF CAPITAL STOCK
Section 5.1
Issuance of Stock. Shares of capital stock of any class or series now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors in accordance with applicable law.
Section 5.2
Stock Certificates. Shares of capital stock of the Corporation may be certificated or uncertificated. Certificates for shares of the capital stock of the Corporation that are certificated shall be in the form adopted by the Board of Directors, shall be signed by two authorized officers of the Corporation (it being understood that each of the Chief Executive Officer, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer shall be an authorized officer for such purpose) and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
Section 5.3
Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.
Section 5.4
Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.
Section 5.5
Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws and applicable law as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.
Section 5.6
Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Section 5.7
Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.
ARTICLE VI

GENERAL PROVISIONS
Section 6.1
Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.
Section 6.2
Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.
Section 6.3
Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 6.4
Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

Section 6.5
Effect of By-laws. No provision in these By-laws shall vest any property right in any stockholder.
ARTICLE VII

AMENDMENTS

The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors, subject always to the powers of the stockholders to adopt, amend or repeal By-laws.

ARTICLE VIII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-laws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

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